Exhibit 10.47

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of December 7, 2012, by and between COMERICA BANK (“Bank”) and VERENIUM CORPORATION (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of October 5, 2012, as amended from time to time (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Section 2.1(b)(v) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(v) Collateralization of Obligations Extending Beyond Maturity. If Borrower has not secured to Bank’s satisfaction its obligations with respect to any Letters of Credit or Credit Card Services that may extend beyond the Revolving Maturity Date, then, effective as of the Revolving Maturity Date, the balance in any deposit accounts held by Bank and the certificates of deposit or time deposit accounts issued by Bank in Borrower’s name (and any interest paid thereon or proceeds thereof, including any amounts payable upon the maturity or liquidation of such certificates or accounts), subject to the terms and conditions of the Intercreditor Agreement, shall automatically secure such obligations to the extent of the then continuing or outstanding and undrawn Letters of Credit or Credit Card Services; provided, however, that if there are insufficient balances in such accounts to secure such obligations, subject to the terms and conditions of the Intercreditor Agreement, Borrower shall immediately deposit such additional funds as are necessary to fully secure such obligations. Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Letters of Credit or Credit Card Services are outstanding or continue.”

2. The second sentence of Section 2.4 of the Agreement hereby is amended and restated in its entirety to read as follows:

“After the occurrence and during the continuation of an Event of Default, Bank shall have the right, in its sole discretion, but subject to the terms and conditions of the Intercreditor Agreement, to immediately apply any wire transfer of funds, check, or other item of payment Bank may receive to conditionally reduce Obligations, but such applications of funds shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment.”

3. The first sentence in Section 4.2 of the Agreement hereby is amended and restated in its entirety to read as follows:

“Borrower authorizes Bank to file at any time financing statements, continuation statements, and amendments thereto that (i) specifically describe the Collateral, and (ii) contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower, if applicable.”

4. The third sentence in Section 4.2 of the Agreement hereby is amended and restated in its entirety to read as follows:

“Borrower shall, subject to the term and conditions of the Intercreditor Agreement, from time to time endorse and deliver to Bank, at the request of Bank, any Negotiable Collateral with a face amount or reasonably attributed value of Five Hundred Thousand Dollars ($500,000) or more that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfection of Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.”

5. Section 4.4 of the Agreement hereby is amended and restated in its entirety to read as follows:

“4.4 Intentionally Omitted.”

6. New Section 6.2(g) is hereby added to the Agreement as follows:

“(g) Within forty five (45) days after the last day of each quarter, Borrower shall deliver to Bank a report setting forth all revenue received by Borrower during such quarter from the sale, licensing or disposition of all or any part of, or rights in, the Intellectual Property.”

7. Section 6.7(a) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(a) Tangible Net Worth. A Tangible Net Worth of not less than Ten Million Dollars ($10,000,000), stepping up, as of the date of the receipt thereof, by fifty percent (50%) of any New Equity (but provided any such step up shall be capped at Five Million Dollars ($5,000,000).”

8. Section 6.8 of the Agreement hereby is amended and restated in its entirety to read as follows:

“6.8 Intentionally Omitted.”

9. Section 7.4 of the Agreement hereby is amended and restated in its entirety to read as follows:

“7.4 Indebtedness. Create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness; or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except (x) Indebtedness to Bank and (y) the Term Loan Obligations, in each case, subject to the terms and conditions of the Intercreditor Agreement.”

10. Section 7.5 of the Agreement hereby is amended and restated in its entirety to read as follows:

“7.5 Encumbrances. Create, incur, assume or allow any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens, or covenant to any other Person that Borrower in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of Borrower’s property other than under the Term Loan Documents.”

11. The first clause of Section 9.1 of the Agreement hereby is amended and restated in its entirety to read as follows:

“9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, subject to the Intercreditor Agreement, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:”

12. Section 9.1(g) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral;”

13. Section 9.1(k) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(k) Any deficiency that exists after disposition of the Collateral as provided above will be, subject to the terms and conditions of the Intercreditor Agreement, paid immediately by Borrower.”

14. The first clause of Section 9.2 of the Agreement hereby is amended and restated in its entirety to read as follows:

“9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees), subject to the terms and conditions of the Intercreditor Agreement, as Borrower’s true and lawful attorney to:”

15. The second sentence of Section 9.3 of the Agreement hereby is amended and restated in its entirety to read as follows:

“At any time after the occurrence and during the continuation of an Event of Default, Borrower shall, subject to the terms and conditions of the Intercreditor Agreement, collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank’s trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.”

16. Subsections (l) and (m) of the defined term “Eligible Accounts” set forth in Exhibit A to the Agreement hereby are deleted and replaced with the following”

“(l) Accounts arising from the sale, licensing or disposition of all or any part of, or rights in, the Intellectual Property;

(m) Accounts the collection of which Bank reasonably determines after inquiry and consultation with Borrower to be doubtful; and

(n) Retentions and hold-backs.”

17. The following defined terms set forth in Exhibit A to the Agreement hereby are added, or amended or restated, as follows:

“Collateral” means the property described on Exhibit B attached hereto and all Negotiable Collateral to the extent not described on Exhibit B, except to the extent (i) any such property is nonassignable by its terms or restricts the granting of a security interest without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer or grant of security interest is enforceable under applicable law, including, without limitation, Sections 9406 and 9408 of the Code), (ii) the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral, or (iii) such property constitutes the capital stock of a controlled foreign corporation (as defined in the IRC), in excess of sixty five percent (65%) of the voting power of all classes of capital stock of such controlled foreign corporations entitled to vote; (iv) such property constitutes Non-US Assets to the extent that the aggregate value of such Non-US Assets does not exceed One Million Dollars ($1,000,000) or (v) such property consists of Intellectual Property.

“First Amendment Closing Date” means December 7, 2012.

“Intercreditor Agreement” means that certain Intercreditor Agreement by and between Bank and Term Loan Administrative Agent dated as of the First Amendment Closing Date, as amended or otherwise modified in accordance with the terms thereof.

“Intellectual Property” means, collectively, all confidential information, all copyrights, all domain names, all governmental licenses, all patents, all proprietary databases, all proprietary software, all trademarks, all trade secrets, copyright licenses, all patent licenses, trademark licenses, all websites, all website agreements and other intellectual property any and all interests, claims and rights for damages, profits and other awards related to any past, present or future infringement, misappropriation, dilution or other violation of the foregoing.

“Revolving Line” means a Credit Extension of up to Seven Million Five Hundred Thousand Dollars ($7,500,000) (inclusive of the aggregate face amount of Letters of Credit issued under the Letter of Credit Sublimit and the aggregate limits of the corporate credit cards issued to Borrower and merchant credit card processing reserves under the Credit Card Services Sublimit.

“Subordinated Debt” means any Indebtedness incurred by Borrower that is subordinated in writing to the Obligations owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by Borrower and Bank). For the avoidance of doubt, the Term Loan Obligations shall not constitute Subordinated Debt.

“Term Loan Administrative Agent” means Athyrium Opportunities Fund (A) LP, in its capacity as administrative agent under any of the Term Loan Documents, or any successor administrative agent.

“Term Loan Collateral Documents” means the collective reference to each document and/or agreement securing the repayment of all or any portion of the Term Loan Obligations.

“Term Loan Credit Agreement” means that certain credit agreement dated as of December 7, 2012 by and among the Borrower, the Term Loan Guarantors, the Term Loan Administrative Agent and the lenders from time to time party thereto, as amended, amended and restated, replaced, refinanced or otherwise modified.

“Term Loan Documents” means the Term Loan Credit Agreement, the Term Loan Collateral Documents, and exhibits and schedules attached to any of the aforementioned documents and/or any document or agreement securing the repayment of all or any portion of the Term Loan Obligations, in each case, as amended, amended and restated, replaced, refinanced or otherwise modified.

“Term Loan Guarantor” means any “Guarantor” as defined in the Term Loan Credit Agreement.

“Term Loan Obligations” means all indebtedness, liabilities and other obligations of any and every kind and nature now existing or hereafter arising, contingent or otherwise, of the Borrower or any Term Loan Guarantor, in connection with, or evidenced or secured by the Term Loan Credit Agreement and/or any of the other Term Loan Documents.

18. Clause (j) of the defined term “Permitted Indebtedness” set forth in Exhibit A to the Agreement hereby is amended and restated in its entirety to read as follows:

“(j) Indebtedness under the Term Loan Documents, subject to the terms and conditions of the Intercreditor Agreement; and”

19. Clause (o) of the defined term “Permitted Liens” set forth in Exhibit A to the Agreement hereby is amended and restated in its entirety to read as follows:

“(o) Liens in favor of the Term Loan Administrative Agent in respect of the Term Loan Obligations, subject to the terms and conditions of the Intercreditor Agreement; and”

20. The following defined terms in Exhibit A to the Agreement hereby are deleted in their entireties:

“Future Term Loan”, “New Secured Lender”.

21. Exhibit B to the Agreement hereby is replaced with Exhibit B attached hereto.

22. Exhibit E to the Agreement hereby is replaced with Exhibit E attached hereto.

23. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

24. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

25. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

26. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c) a success fee in the amount of Fifty Thousand Dollars ($50,000), which may be debited from any of Borrower’s accounts;

(d) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(e) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

27. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

VERENIUM CORPORATION

By:	/s/ Jeffrey G. Black

Title:	Chief Financial Officer

COMERICA BANK

By:	/s/ Lake McGuire

Title:	Vice President

[Signature Page to First Amendment to Loan and Security Agreement]

DEBTOR:	VERENIUM CORPORATION

SECURED PARTY:	COMERICA BANK

EXHIBIT B

COLLATERAL DESCRIPTION ATTACHMENT TO LOAN AND SECURITY AGREEMENT

All personal property of Debtor (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and (b) any and all cash proceeds and/or noncash proceeds thereof, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.

Notwithstanding the foregoing, the Collateral shall not include any property that (i) is nonassignable by its terms or restricts the granting of a security interest without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer or grant of security interest is enforceable under applicable law, including, without limitation, Sections 9406 and 9408 of the California Uniform Commercial Code, as amended or supplemented from time to time), (ii) the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral, (iii) constitutes the capital stock of a controlled foreign corporation (as defined in the IRC), in excess of 65% of the voting power of all classes of capital stock of such controlled foreign corporations entitled to vote; (iv) is Inventory and Equipment of Borrower located in any jurisdiction other than the United States to the extent that the aggregate value of such Inventory and Equipment does not exceed One Million Dollars ($1,000,000), (v) is subject to a Lien described in clause (c) of Permitted Liens (as defined in that certain Loan and Security Agreement by and between Borrower and Secured Party dated as of October 5, 2012, the “Loan Agreement”) in which the granting of a security interest therein is prohibited by or would constitute a default under any agreement or document governing such property; provided that upon the termination or lapsing of any such prohibition, such property shall automatically be part of the Collateral or (vi) is Intellectual Property (as defined in the Loan Agreement).

EXHIBIT E

COMPLIANCE CERTIFICATE

Please send all Required Reporting to:	Comerica Bank Technology & Life Sciences Division Loan Analysis Department 250 Lytton Avenue, 3rd Floor Palo Alto, CA 94301 Phone: (650) 462-6060 Fax: (650) 462-6061

FROM:	VERENIUM CORPORATION

The undersigned authorized Officer of VERENIUM CORPORATION (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                     with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” or “Applicable” column.

REPORTING COVENANTS	REQUIRED	COMPLIES

Company Prepared Monthly F/S	Monthly, within 30 days	YES	NO
Compliance Certificate	Monthly, within 30 days	YES	NO
CPA Audited, Unqualified F/S	Annually, within 150 days of FYE	YES	NO
Borrowing Base Cert., A/R & A/P Agings	Monthly, within 30 days	YES	NO
Annual Business Plan (incl. operating budget)	Annually, within 30 days of FYE	YES	NO
Dupont Reconciliation Report	Quarterly, within 45 days	YES	NO
Audit	Semi-annual	YES	NO

If Public:
10-Q	Quarterly, within 5 days of SEC filing (50 days)	YES	NO
10-K	Annually, within 5 days of SEC filing (95 days)	YES	NO

Total amount of Borrower’s cash and investments	Amount: $	YES	NO
Total amount of Borrower’s cash and investments maintained with Bank	All accounts*	YES	NO

*	other than the JPMorgan Account and Sovereign Account

REPORTING COVENANTS	DESCRIPTION	APPLICABLE

Legal Action > $250,000 (Sect. 6.2(iv))	Notify promptly upon notice	YES	NO
Inventory Disputes > $250,000 (Sect. 6.3)	Notify promptly upon notice	YES	NO
Mergers & Acquisitions > $1,000,000 (Sect. 7.3)	Notify promptly upon notice	YES	NO
Cross default with other agreements > $500,000 (Sect. 8.7)	Notify promptly upon notice	YES YES	NO NO
Judgment > $500,000 (Sect. 8.9)	Notify promptly upon notice	YES	NO

FINANCIAL COVENANTS	REQUIRED			ACTUAL	COMPLIES

TO BE TESTED MONTHLY, UNLESS OTHERWISE NOTED:

Minimum TNW		$10,000,000	*	$	YES	NO

Minimum Cash at Bank		$3,000,000		$	YES	NO

OTHER COVENANTS	REQUIRED			ACTUAL	COMPLIES

Permitted Indebtedness for equipment leases (excluding ARE)	<$	1,000,000			YES	NO

Permitted Indebtedness for ARE equipment leases	<$	5,000,000			YES	NO

Permitted Investments for stock repurchase	<$	1,000,000			YES	NO

Permitted Investments for subsidiaries	<$	500,000			YES	NO

Permitted Investments for employee loans	<$	500,000			YES	NO

Permitted Investments for joint ventures	<$	500,000			YES	NO

Permitted Liens for equipment leases in favor of Alexandria Real Estate	<$	5,000,000			YES	NO

Aggregate value of ARE Equipment	<$	10,000,000			YES	NO

Permitted Liens for equipment leases (excluding ARE)	<$	1,000,000			YES	NO

Permitted Transfers	<$	500,000			YES	NO

*	stepping up, as of the date of the receipt thereof, by fifty percent (50%) of New Equity (capped at Five Million Dollars ($5,000,000)).

Please Enter Below Comments Regarding Violations:

The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very truly yours,

Authorized Signer

Name:

Title:

Corporation Resolutions and Incumbency Certification

Authority to Procure Loans

I certify that I am the duly elected and qualified Secretary of VERENIUM CORPORATION; that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation in accordance with its bylaws and applicable statutes.

Copy of Resolutions:

Be it Resolved, That:

1.	Any one (1) of the following (insert titles only) of the Corporation are/is authorized, for, on behalf of, and in the name of the Corporation to:

(a)	Negotiate and procure loans, letters of credit and other credit or financial accommodations from Comerica Bank (“Bank”), a Texas banking association, from time to time, in an unlimited amount.

(b)	Discount with the Bank, commercial or other business paper belonging to the Corporation made or drawn by or upon third parties, without limit as to amount;

(c)	Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Corporation, whether or not registered in the name of the Corporation;

(d)	Give security for any liabilities of the Corporation to the Bank by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Corporation; and

(e)	Execute and deliver in form and content as may be required by the Bank any and all notes, evidences of Indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these Resolutions, ,and any and all amendments or modifications thereto, any or all of which may relate to all or to substantially all of the Corporation’s property and assets.

2.	Said Bank is authorized and directed to pay the proceeds of any such loans or discounts as directed by the persons so authorized to sign, whether so payable to the order of any of said persons in their individual capacities or not, and whether such proceeds are deposited to the individual credit of any of said persons or not;

3.	Any and all agreements, instruments and documents previously executed and acts and things previously done to carry out the purposes of these Resolutions are ratified, confirmed and approved as the act or acts of the Corporation.

4.	These Resolutions shall continue in force, and the Bank may consider the holders of said offices and their signatures to be and continue to be as set forth in a certified copy of these Resolutions delivered to the Bank, until notice to the contrary in writing is duly served on the Bank (such notice to have no effect on any action previously taken by the Bank in reliance on these Resolutions).

5.	Any person, corporation or other legal entity dealing with the Bank may rely upon a certificate signed by an officer of the Bank to effect that these Resolutions and any agreement, instrument or document executed pursuant to them are still in full force and effect and binding upon the Corporation.

6.	The Bank may consider the holders of the offices of the Corporation and their signatures, respectively, to be and continue to be as set forth in the Certificate of the Secretary of the Corporation until notice to the contrary in writing is duly served on the Bank.

I further certify that the above Resolutions are in full force and effect as of the date of this Certificate; that these Resolutions and any borrowings or financial accommodations under these Resolutions have been properly noted in the corporate books and records, and have not been rescinded, annulled, revoked or modified; that neither the foregoing Resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the articles of incorporation or bylaws of the Corporation or of any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound; and that neither the articles of incorporation nor bylaws of the Corporation nor any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound require the vote or consent of shareholders of the Corporation to authorize any act, matter or thing described in the foregoing Resolutions.

I further certify that the following named persons have been duly elected to the offices set opposite their respective names, that they continue to hold these offices at the present time, and that the signatures which appear below are the genuine, original signatures of each respectively:

(PLEASE SUPPLY GENUINE SIGNATURES OF AUTHORIZED SIGNERS BELOW)

NAME (Type or Print)	TITLE	SIGNATURE

6.

In Witness Whereof, I have affixed my name as Secretary and have caused the corporate seal (where available) of said Corporation to be affixed on December 7, 2012.

Secretary

***

The Above Statements are Correct.
SIGNATURE OF OFFICER OR DIRECTOR OR, IF NONE. A SHAREHOLDER OTHER THAN SECRETARY WHEN SECRETARY IS AUTHORIZED TO SIGN ALONE.

Failure to complete the above when the Secretary is authorized to sign alone shall constitute a certification by the Secretary that the Secretary is the sole Shareholder, Director and Officer of the Corporation.

COMERICA BANK

Member FDIC

ITEMIZATION OF AMOUNT FINANCED

DISBURSEMENT INSTRUCTIONS

(Revolver)

Name(s): VERENIUM CORPORATION	Date: December 7, 2012

$7,500,000	credited to deposit account No. when Advances are requested or disbursed to Borrower by cashiers check or wire transfer

Amounts paid to others on your behalf:

$	to Comerica Bank for Loan Fee

$	to Comerica Bank for Document Fee

$	to Comerica Bank for accounts receivable audit (estimate)

$	to Bank counsel fees and expenses

$	to

$	to

$	TOTAL (AMOUNT FINANCED)

7. Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank to disburse the loan proceeds as stated above.

Signature	Signature